                            CERTIFICATE OF FORMATION

                                       OF

                          CPI Allowance Management, LLC

     This  Certificate  of  Formation  of CPI  Allowance  Management,  LLC  (the
"Company"),  is  being  duly  executed  and  filed  by  the  undersigned,  as an authorized  person,  to form a limited  liability  company  under  the  Delaware
Limited Liability Company Act (as the same may be amended from time to time, the
"Act"), 6 Del. C.ss.ss.18-101, et seq.

                                    ARTICLE I

                                      NAME

                        The name of the Company shall be:
                          CPI Allowance Management, LLC

                                   ARTICLE II

                       REGISTERED OFFICE, REGISTERED AGENT

     The initial  registered office of the Company shall be: c/o The Corporation
Trust Company,  1209 Orange  Street,  Wilmington,  New Castle County,  Delaware,
19801,  or such other  location as the Company by consent shall  determine.  The initial registered agent of the Company shall be: The Corporation Trust Company,
1209 Orange Street,  Wilmington,  New Castle County,  Delaware,  19801,  or such other location as the Company by consent shall determine.  Either the registered office or the registered agent may be changed in the manner provided by law.

                                   ARTICLE III

                                   AMENDMENTS

     The Company  reserves the right to amend this Certificate of Formation from time to time in accordance with the Act,  provided,  that the unanimous approval of the members of the Company to such amendment has been duly obtained.

     In Witness  Whereof,  the  undersigned  has executed  this  Certificate  of
Formation on this 28th day of November, 2001.

                                                                  Cecilia Temple
                                                                  --------------
                                                               Authorized Person